Exhibit 99.8

        (Text of graph posted to Ashland Inc.'s website concerning
                    Ashland Water Technologies' revenue)

                      Net Monthly Sales ($, Millions)


                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January         26.8       25.9       26.2       29.2       32.1       32.6
February        25.5       25.2       28.6       28.7       30.6       33.6
March           24.9       23.7       28.0       31.5       33.2       33.9
April           25.1       26.6       28.5       31.3       34.1       36.8
May             26.1       26.5       28.8       30.3       32.8       34.2
June            25.8       26.7       28.6       29.6       33.8       42.1
July            26.0       27.5       29.6       32.4       33.3       60.9
August          27.0       29.0       30.0       31.4       35.0       64.2
September       27.8       29.3       29.9       31.9       36.6       66.2
October         25.1       26.8       28.8       30.2       31.7       58.9
November        25.5       25.8       28.3       30.7       32.8       57.1
December        24.5       26.1       27.1       32.1       32.3       62.6



              12 Month Net Sales Rolling Average ($, Millions)

                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January         25.8       25.8       26.6       28.8       31.0       33.2
February        25.8       25.7       26.9       28.8       31.2       33.5
March           25.7       25.6       27.3       29.1       31.3       33.5
April           25.7       25.8       27.4       29.3       31.5       33.8
May             25.8       25.8       27.6       29.4       31.8       33.9
June            25.7       25.9       27.8       29.5       32.1       34.6
July            25.7       26.0       27.9       29.8       32.2       36.9
August          25.8       26.2       28.0       29.9       32.5       39.3
September       25.7       26.3       28.1       30.0       32.9       41.8
October         25.8       26.4       28.2       30.2       33.0       44.0
November        25.9       26.5       28.4       30.4       33.2       46.1
December        25.8       26.6       28.5       30.8       33.2       48.6